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                          SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[X ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
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        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

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                    COMMUNITY FINANCIAL CORP.


MEMORANDUM

TO:       All Community Financial Corp. Stockholders

FROM:     Wayne H. Benson

DATE:     April 19, 2000

RE:       April 27 Annual Meeting
          YOUR VOTE IS IMPORTANT

________________________________________________________________
WE ARE PLEASED TO ANNOUNCE THAT NET INCOME FOR THE QUARTER ENDED MARCH 31, 2000 INCREASED BY 57% OVER THE SAME QUARTER LAST YEAR.
      SEE THE ENCLOSED NEWS RELEASE FOR FURTHER INFORMATION.
________________________________________________________________

     Over the last several weeks we have written and called many of you about your vote at our upcoming annual meeting of stockholders. We sincerely regret the intrusion and inconvenience this may have caused, but we had to make sure you were informed about the risks to Community Financial stockholders posed by Barrett Rochman.

     Now, you will make a decision of utmost importance to the future of your investment in Community Financial Corp. In deciding how to vote, I urge you to remember the following:

     . YOUR BOARD OF DIRECTORS HAS BUT ONE GOAL - TO ENHANCE STOCKHOLDER VALUE - and our Strategic Plan, carefully designed with the assistance of an investment banking firm, will achieve that goal. If by this time next year we haven't made substantial tangible progress, we will seriously pursue the sale of the Company.

     . AN INDEPENDENT NATIONALLY RECOGNIZED EXPERT ISSUED A DETAILED ANALYSIS ENDORSING YOUR BOARD. Consider its own words, "... management has taken the necessary steps to put Community Financial back on track", and compare our endorsement to its view of Mr. Rochman, "... the dissidents have not put forth any viable plan for turning the Company around ..." Mr. Rochman offers you nothing but negativity and personal attacks.
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     .    THE STRATEGIC INITIATIVES WE HAVE IMPLEMENTED HAVE
          ALREADY PRODUCED RESULTS, CONFIRMING THAT WE ARE ON THE RIGHT TRACK. First quarter net income increased by 57% over the same quarter last year.

     .    YOUR INTERESTS AND THE INTERESTS OF YOUR BOARD ARE ONE
          AND THE SAME. Community Financial's directors, officers and employees own over 15% of the Company's stock. Your Board is personally committed to achieving maximum value for all stockholders.

     I cannot stress enough the importance of your vote, no matter how many shares you own. In your own best interest, support a unified, cohesive Board with a well thought out plan to put money where it belongs - in your pocket. REMEMBER, YOU CAN CHANGE YOUR EARLIER VOTE BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY. TIME IS SHORT, SO PLEASE ACT TODAY.

     On behalf of your Board of Directors, thank you for your many expressions of support.


                            IMPORTANT

        YOUR VOTE IS IMPORTANT.   Please sign, date and promptly
mail your WHITE proxy in the enclosed envelope. Remember, DO NOT return any blue proxy sent to you by B. Rochman, not even as a vote of protest. YOU CAN CHANGE YOUR EARLIER VOTE SIMPLY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY.

        If you shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please call the person responsible for your account and direct him/her to execute a WHITE proxy on your behalf today. You should also mail your WHITE proxy at once in the envelope provided. Do so for each separate account you maintain. If you have questions or need assistance, please call us at (618) 395-8676. You may also call:

                      D.F. KING & CO., INC.
                 CALL TOLL-FREE - 1-888-242-8155